EXECUTION COPY

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This SECOND AMENDMENT (this “Second Amendment”) to that certain Employment Agreement, dated on or about July 26, 2012, as amended effective as of October 15, 2012 (the “Employment Agreement”) by and between Emerald Oil, Inc., a Montana corporation (the “Company”), and McAndrew Rudisill (“Employee”) is made to be effective as of March 16, 2013. Capitalized words and phrases used in this Amendment but not defined herein shall have the meanings set forth in the Employment Agreement. Employee and the Company are referred to collectively herein as the “Parties.”

R E C I T A L S:

WHEREAS, the Parties entered into the Employment Agreement on or about July 26, 2012, which was amended effective as of October 15, 2012; and

WHEREAS, the Parties wish to amend certain provisions of the Employment Agreement to be effective as of March 16, 2013.

NOW THEREFORE, the Parties hereby agree as follows:

1. Amendment to Section 4(a) of the Employment Agreement. Section 4(a) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

“(a) Base Salary. Employee shall be paid an annualized Base Salary, payable in United States dollars and less applicable taxes and deductions and in accordance with the regular payroll practices of the Company, of Three Hundred Fifty Thousand Dollars ($350,000) with increases, if any, as may be approved in writing by the Compensation Committee.”

2. References in the Employment Agreement. All references in the Employment Agreement to “this Agreement” shall mean the Employment Agreement as amended by this Second Amendment.

3. No Other Amendments. Except as modified by this Second Amendment, the Employment Agreement shall remain in full force and effect. Nothing herein shall be held to alter, vary or otherwise affect the terms, conditions and provisions of the Employment Agreement, other than as expressly contemplated herein.

4. Severability. If any provision of this Second Amendment shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

5. Applicable Law. This Second Amendment shall be governed by and construed in accordance with the laws of the State of Colorado.

6. Counterparts. This Second Amendment may be executed in multiple counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Amendment as of the date first written above.

EMERALD OIL, INC.

By:	/s/ Mike Krzus
Name: Mike Krzus
Title: Chief Executive Officer

EMPLOYEE:

/s/ McAndrew Rudisill
McAndrew Rudisill

[Second Amendment to Employment Agreement - Rudisill]